UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Agreement and Plan of Reorganization and Merger

On December 17, 2025, CVB Financial Corp., a California corporation (the “Company” or “CVBF”), and Heritage Commerce Corp, a California corporation (“Heritage”), entered into an Agreement and Plan of Reorganization and Merger (the “Reorganization Agreement”), pursuant to which Heritage will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Promptly following the Merger, Heritage Bank of Commerce, a California banking corporation and wholly-owned subsidiary of Heritage (“Heritage Bank”) will merge (the “Bank Merger” and with the “Merger”, the “Mergers”) with and into Citizens Business Bank, National Association, a national bank and wholly-owned subsidiary of the Company (“Citizens”), with Citizens continuing as the surviving bank in the Bank Merger.

Merger Consideration. Subject to the terms and conditions of the Reorganization Agreement, upon consummation of the Merger, each share of Heritage’s common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be cancelled and converted into the right to receive 0.65 shares of the Company’s common stock (the “Merger Consideration,” and such exchange ratio, the “Exchange Ratio”). At the Effective Time, (i) each unexercised and outstanding Heritage option award, whether vested or unvested, will be cashed out and receive the positive excess, if any, of (a) the applicable cashout price of such Heritage option award (calculated as an amount, rounded to the nearest cent, equal to the product of (x) the 20-day volume weighted average closing price of a share of Company common stock as of the fifth business day prior to the closing date, and (y) the Exchange Ratio), over (b) the exercise price per share, less applicable withholding taxes; (ii) each Heritage restricted stock award, Heritage restricted stock unit award (other than the Interim Heritage RSUs as defined below) and Heritage performance-based restricted stock unit awards outstanding as of the date of the Reorganization Agreement and as of the Effective Time will accelerate and vest in full at the Effective Time (in the case of any performance-based restricted stock unit award, based on the target number of shares subject to such award), and such Heritage stock awards will be converted into and become exchanged for the Merger Consideration, less applicable withholding taxes; and (iii) each Heritage restricted stock unit award that is granted to employees following the date of the Reorganization Agreement (the “Interim Heritage RSUs”) and outstanding as of the Effective Time will be substituted with a Company restricted stock unit award with substantially the same terms and conditions as such Interim Heritage RSUs, as adjusted for the Exchange Ratio under the Company’s 2018 Equity Incentive Plan, as amended (the “Company Incentive Plan”).

Based on the closing price of the Company’s common stock on December 16, 2025, the aggregate Merger Consideration would have an implied value of approximately $811 million, or approximately $13.00 per outstanding share of Heritage.

Corporate Governance. In connection with consummation of the Merger and the Bank Merger, respectively, Mr. Robertson “Clay” Jones (“Mr. Jones”), the current President and Chief Executive Officer of Heritage and Heritage Bank, will become the President of the Company and Citizens. Mr. David A. Brager, the current President and Chief Executive Officer of the Company and Citizens, will remain as the Chief Executive Officer of the Company and Citizens. In addition, two members of Heritage’s Board of Directors as mutually agreed by the Company and Heritage will join the Board of Directors of the Company and Citizens.

Representations, Warranties and Covenants. The Company and Heritage have made representations, warranties and covenants in the Reorganization Agreement customary for transactions of this type. Subject to certain exceptions, the Company and Heritage have agreed to covenants relating to, among other things: (i) the conduct of their respective businesses during the interim period between the execution of the Reorganization Agreement and the consummation of the Merger, (ii) filing and obtaining regulatory approvals; (iii) obligations to facilitate the respective Heritage shareholders’ and Company shareholders’ consideration of, and voting upon, the approval of the principal terms of the Reorganization Agreement; (iv) the recommendations by the respective Company board and Heritage board in favor of the approvals by the respective Company and Heritage shareholders of the principal terms of the Reorganization Agreement; (v) non-solicitation obligations of both the Company and Heritage relating to any alternative acquisition proposals; (vi) the declaration of dividends; (vii) the appointment of Mr. Jones as President of the Company and Citizens and the appointment of two (2) Heritage directors, as mutually agreed by the Company and Heritage, to the Board of Directors of the Company and Citizens, in each case effective as of the respective Effective Times of the Merger and the Bank Merger, and (viii) the assumption by the Company or Citizens of certain indebtedness and other instruments and obligations of Heritage or Heritage Bank.

Closing Conditions. The consummation of the Merger is subject to certain conditions, including (i) the receipt of regulatory approvals without the imposition of any materially burdensome regulatory condition, (ii) the receipt of the requisite approvals of the shareholders of the Company and Heritage, (iii) the absence of any law or order prohibiting the closing, (iv) the effectiveness of the registration statement to be filed by the Company with respect to the shares of Company common stock to be issued to the shareholders of Heritage in the Merger, and (v) the approval for listing by Nasdaq of the shares of Company common stock to be issued in the Merger.

The obligation of each party to consummate the Merger is also conditioned upon (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Reorganization Agreement, (iii) execution of a definitive employment agreement between Mr. Jones and the Company consistent with the terms of the Offer Letter (as defined below), (iv) receipt by each such party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), and (v) the absence of a material adverse effect with respect to the other party since the date of the Reorganization Agreement.

The obligation of the Company to consummate the Merger is also conditioned upon, among other things, Heritage meeting minimum levels of (i) common equity tier 1 capital (as adjusted for certain merger-related transaction costs); (ii) total non-interest bearing deposits, (iii) total loans; and (iv) total deposits, in each case as of a measurement date.

Termination. The Reorganization Agreement contains customary termination rights for the Company and Heritage, including if (i) the Merger is not consummated by January 15, 2027 (the “Outside Date”), (ii) the necessary regulatory approvals are denied, (iii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied or (iv) prior to approval of the other party’s shareholders, if the other party materially breaches its non-solicitation obligations relating to alternative acquisition proposals or such other party’s board withdraws or adversely modifies its recommendation to its shareholders.

If the Reorganization Agreement is terminated in accordance with its terms, it will become void with no further effect, except that certain provisions will survive and neither party will be released from liability for any willful and material breach. The Reorganization Agreement also provides that a termination fee of $32,450,000 (the “Termination Fee”) will be payable by either the Company or Heritage, as applicable, following termination of the Reorganization Agreement under certain circumstances. No party will pay the Termination Fee more than once, and failure to pay when due may result in interest and recovery of enforcement costs. Except as otherwise provided in the Reorganization Agreement, each party will bear its own fees and expenses related to the Merger, whether or not consummated.

The foregoing description of the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Reorganization Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Citizens, Heritage, Heritage Bank or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Reorganization Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Reorganization Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Reorganization Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Citizens, Heritage, Heritage Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Reorganization Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Heritage.

Voting and Support Agreements; Non-Solicitation and Non-Disclosure Agreements

Voting and Support Agreements. Concurrently with the execution and delivery of the Reorganization Agreement, each member of the Heritage board has entered into a Voting and Support Agreement, pursuant to which he or she will agree, in his or her capacity as a shareholder of Heritage, to vote in favor of the requisite approval of shareholders of Heritage pursuant to the Reorganization Agreement.

In addition, concurrently with the execution and delivery of the Reorganization Agreement, each member of the Company board has entered into a Voting and Support Agreement, pursuant to which he or she will agree, in his or her capacity as a shareholder of Company, to vote in favor of the requisite approval of shareholders of Company pursuant to the Reorganization Agreement.

Non-Solicitation and Non-Disclosure Agreements. Concurrently with the execution and delivery of the Reorganization Agreement, (i) certain members of the Heritage board have entered into a Non-Solicitation and Non-Disclosure Agreement, under which the signing director has agreed not to solicit the employees or customers of the Company (or the former Heritage) and Citizens (or the former Heritage Bank), in each case, for a period of twelve (12) months after the Effective Time and subject to certain exceptions, and (ii) Mr. Thomas A. Sa, the Executive Vice President and Chief Operating Officer of Heritage (“Mr. Sa”) and Mr. Jones have entered into a Non-Solicitation and Non-Disclosure Agreement and Release, under which Mr. Sa and Mr. Jones have agreed not to solicit the employees or customers of the Company (or the former Heritage) and Citizens (or the former Heritage Bank), in each case, for the applicable restricted period (for Mr. Sa, for twelve (12) months after the Effective Time; and for Mr. Jones, for twelve (12) months after the Effective Time or until the earlier termination of Mr. Jones’s employment with the Company or Citizens for any reason) and subject to certain exceptions.

The foregoing descriptions of the forms of Voting and Support Agreement, form of Non-Solicitation and Non-Disclosure Agreement and form of Non-Solicitation and Non-Disclosure Agreement and Release signed by the applicable Heritage and Company directors and Heritage officers are qualified in their entirety by reference to the full text of the forms of such agreements, copies of which are attached as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in Item 1.01 is hereby incorporated herein by reference.

In connection with the Reorganization Agreement and as a condition to consummation of the Merger, the Company and Citizens, and Mr. Jones, age 55, entered into an offer letter (“Offer Letter”) dated as of the date of the Reorganization Agreement. The Offer Letter provides that Mr. Jones shall serve as President of the Company and Citizens following consummation of the Mergers subject to the terms therein. Mr. Jones became a director and President and Chief Executive officer of Heritage and Heritage Bank in September 2022. Previously he served as President and Chief Operating Officer of Heritage Bank from December 2021 after joining as Executive Vice President/ President Community Business Banking Group for Heritage Bank in October 2019. Mr. Jones was formerly the President of Presidio Bank assuming the position in July 2018. Mr. Jones joined Presidio Bank in 2010 as Executive Vice President and Mid-Peninsula Market President. Prior to joining Presidio Bank, Mr. Jones was the organizing and initial President and Chief Executive Officer of New Resource Bank. From October 1993 to May 2005, Mr. Jones served in ever increasing corporate capacities for subsidiaries of Greater Bay Bancorp and Comerica Bank, including his position as Executive Vice President and Chief Operating Officer at Cupertino National Bank and Executive Vice President and Manager of the Venture Banking Group.

The Offer Letter provides that Mr. Jones will receive an annual base salary of $700,000 per year, and starting from fiscal year 2026, he will have the potential to earn an annual cash incentive bonus of up to 80% of his base salary. At the Effective Time, Mr. Jones will be granted equity awards for 20,000 shares of Company common stock under and pursuant to the Company Incentive Plan, with 50% in the form of time-vesting restricted shares subject to 3-year time-based pro-rata vesting, and 50% (at target) in the form of performance-vesting restricted stock units subject to a 3-year vesting and performance period. Starting in fiscal year 2027 and thereafter, Mr. Jones will be eligible for awards under the Company’s equity plans with an annual target value of 100% of his annual base salary. The Offer Letter further provides, in the event that Mr. Jones is terminated without cause or resigns for “good reason” (except as in connection with a “Change in Control” event), he is entitled to receive a cash severance payment equal to one times (1X) his then-current base salary plus average annual bonus for the prior two years. In the event that Mr. Jones is terminated without cause or resigns for “good reason” in connection with a “Change in Control” event, he is entitled to receive a cash severance payment equal to two times (2X) his then-current base salary plus average annual bonus for the prior two years and 24 months of employer paid COBRA coverage.

In addition, the Company will pay Mr. Jones a cash retention award of $1,800,000 (the “Retention Award”) (or such greater amount as may be necessary to avoid adverse consequences to the Company and Mr. Jones under Sections 280G and 4999 of the Tax Code). Such Retention Award will vest and be paid in two equal installments on each of January 1, 2027 and January 1, 2028, subject to specific terms and conditions outlined in the Offer Letter. Furthermore, at the Effective Time, the Company will pay Mr. Jones his applicable severance payment upon a change in control under his current employment agreement with Heritage and Heritage Bank, less the amount of the finally determined Retention Award.

Pursuant to the Offer Letter, the Company will also provide Mr. Jones (i) a $1,200 monthly car allowance, (ii) reimbursement for up to two club memberships, (iii) reimbursement for three months of temporary housing and transportation for working in the Greater Ontario, California metropolitan area where the Company’s headquarters are located, and (iv) eligibility to participate in the Company’s or Citizens’ 401(k) plan, deferred compensation plan and welfare plan pursuant to the terms of such plans. Mr. Jones’s supplemental executive retirement agreement with Presidio Bank dated November 28, 2017 will be assumed by the Company and remain in effect.

Prior to the closing of the Merger, the Company and Mr. Jones will execute (i) an employment agreement in the form provided to the Company’s other named executive officers, other than its Chief Executive Officer, and (ii) the Company’s standard indemnification agreement, which are both to be effective at the Effective Time. The Offer Letter will be null and void if the Merger is terminated or otherwise fails to close for any reason pursuant to the Reorganization Agreement.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization and Merger, dated December 17, 2025, by and between CVB Financial Corp. and Heritage Commerce Corp*

10.1	Offer Letter by and among the Company, Citizens and R. Clay Jones, dated December 17, 2025

99.1	Form of Heritage Commerce Corp Voting and Support Agreement (incorporated by reference to Exhibit A-1 of the Reorganization Agreement filed as Exhibit 2.1 hereto).

99.2	Form of CVB Financial Corp. Voting and Support Agreement - Company (incorporated by reference to Exhibit A-2 of the Reorganization Agreement filed as Exhibit 2.1 hereto).

99.3	Form of certain Heritage Directors Non-Solicitation and Non-Disclosure Agreement (incorporated by reference to Exhibit B-1 of the Reorganization Agreement filed as Exhibit 2.1 hereto).

99.4	Form of certain Heritage Officers Non-Solicitation and Non-Disclosure Agreement and Release (incorporated by reference to Exhibit B-2 of the Reorganization Agreement filed as Exhibit 2.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Confidential disclosure schedules omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company undertakes to furnish supplemental copies of any omitted schedules to the SEC upon request.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction (including statements about the future financial and operating results and impact on CVBF’s earnings and tangible book value per share), the plans, objectives, expectations and intentions of CVB Financial Corp. (“CVBF”) and Heritage Commerce Corp (“Heritage”), the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, estimates, uncertainties and other important factors that may change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements, including as a result of the factors referenced below. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, project, continue, believe, intend, estimate, plan, trend, objective, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Although there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements or historical performance: difficulties and delays in integrating Heritage’s business, key personnel and customers into CVBF’s business and operations, and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and other business disruption following the merger, including difficulties in maintaining relationships with employees; supply and demand for commercial or residential real estate and periodic deterioration in real estate prices and/or values in California or other states where CVBF and Heritage lend; a sharp or prolonged slowdown or decline in real estate construction, sales or leasing activities; CVBF’s or Heritage’s ability to retain and increase market share, to retain and grow customers and to control expenses; the costs or effects of mergers, acquisitions or dispositions CVBF may make, whether CVBF and Heritage are able to obtain any required governmental approvals in connection with any such mergers, acquisitions or dispositions, and/or CVBF’s ability to realize the contemplated financial or business benefits associated with any such mergers, acquisitions or dispositions; CVBF’s timely development and implementation of new banking products and services and the perceived overall value of these products and services by customers and potential customers; CVBF’s or Heritage’s relationships with and reliance upon outside vendors with respect to certain of CVBF’s or Heritage’s key internal and external systems, applications and controls; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Agreement and Plan of Reorganization and Merger to which CVBF and Heritage are parties; changes in commercial or consumer spending, borrowing and savings patterns, preferences or behaviors; technological changes and the expanding use of technology in banking and financial services (including the adoption of mobile banking, funds transfer applications, electronic marketplaces for loans, blockchain technology, fintech, artificial intelligence, and other financial products, systems or services); changes in the financial performance and/or condition of CVBF’s or Heritage’s borrowers or depositors; fluctuations in CVBF’s or Heritage’s share price before closing, and the resulting impact on CVBF’s ability to raise capital or to make acquisitions, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; CVBF’s ability to recruit and retain key executives, board members and other employees; the failure of CVBF or Heritage to obtain regulatory or shareholder approvals, as applicable, or to satisfy any of the other conditions to the closing of the proposed merger on a timely basis or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction; the dilution caused by the issuance of shares of CVBF’s common stock in the transaction; possible impairment charges to goodwill, including any impairment that may result from increased volatility in CVBF’s or Heritage’s stock price; possible credit-related impairments or declines in the fair value of loans and securities held by CVBF or Heritage; volatility in the credit and equity markets and its effect on the general economy, and local, regional, national and international economic and market conditions, political events and public health developments and the impact they may have on CVBF or Heritage, their customers and their capital, deposits, assets and liabilities; CVBF’s or Heritage’s ability to attract deposits and other sources of funding or liquidity; changes in general economic, political, or industry conditions, and in conditions impacting the banking industry specifically; catastrophic events or natural disasters, including earthquakes, drought, climate change or extreme weather events that may affect CVBF’s or Heritage’s assets, communications or computer services, customers, employees or third-party vendors; public health crises and pandemics, and their effects on the economic and business environments in which CVBF and Heritage operate; changes in the competitive environment among banks and other financial services and technology providers, and competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers including retail businesses and technology companies; the strength of the United States economy and the strength of the local economies in which we conduct business; the effects of, and changes in, immigration, trade, tariff, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources, including impacts on prepayment speeds; the impact of changes in financial services policies, laws, regulations, and ongoing or unanticipated regulatory or legal proceedings or outcomes, including those concerning banking, taxes, securities, and insurance, and the application thereof by regulatory agencies; the effectiveness of CVBF’s or Heritage’s risk management framework, quantitative models and ability to manage the risks involved in regulatory, legal or policy changes; the risks associated with CVBF’s or Heritage’s loan portfolios, including the risks of any geographic and industry concentrations; the impact of systemic or non-systemic failures, crisis or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; cybersecurity threats and fraud and the costs of defending against them, including the costs of compliance with legislation or regulations to combat fraud and cybersecurity threats; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of any legal proceedings relating to the proposed merger (including any securities, shareholder class actions, lender liability, bank operations, check or wire fraud, financial product or service, data privacy, health and safety, consumer or employee class action litigation); regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; CVBF’s or Heritage’s ongoing relations with various federal and state regulators, including, but not limited to, the SEC, Federal Reserve Board, FDIC, Office of the Comptroller of the Currency, and California DFPI; and other factors that may affect the future results of CVBF and Heritage.

Additional factors that could cause results to differ materially from those described above can be found in CVBF’s Annual Report on Form 10-K for the year ended December 31, 2024 (available here) and subsequently filed Quarterly Reports on Form 10-Q, which are on file with the SEC and available on CVBF’s website at http://www.cbbank.com under the “Investors” tab, and in other documents CVBF files with the SEC, and in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2024 (available here) and subsequently filed Quarterly Reports on Form 10-Q, which are on file with the SEC and available on Heritage’s website, https://www.heritagecommercecorp.com, under the “Investor Relations” tab and in other documents Heritage files with the SEC, and in each case, in particular, the discussion of “Risk Factors” set forth in such filings.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither CVBF nor Heritage assumes any obligation to update forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in circumstances or other factors affecting forward-looking statements that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. If CVBF or Heritage updates one or more forward-looking statements, no inference should be drawn that CVBF or Heritage will make additional updates with respect to those or other forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

In connection with the proposed merger, CVBF will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of CVBF and Heritage and a Prospectus of CVBF (the “Joint Proxy Statement/Prospectus”), as well as other relevant documents concerning the Mergers. Certain matters in respect of the proposed merger involving CVBF and Heritage will be submitted to CVBF’s shareholders or Heritage’s shareholders, as applicable, for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Before making any voting or investment decision, security holders of CVBF and security holders of Heritage are urged to carefully read the entire registration statement and the Joint Proxy Statement/Prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed merger. The documents filed by CVBF and

Heritage with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by CVBF may be obtained free of charge at CVBF’s website at http://www.cbbank.com under the “Investors” tab or at Heritage’s website at http://www.heritagecommercecorp.com under the “Investor Relations” tab. Alternatively, these documents, when available, can be obtained free of charge by directing a written request to CVBF, Attention: Investor Relations, 701 North Haven Avenue, Ontario, CA 91764, or by calling (909) 980-4030, or to Heritage Commerce Corp, Attention: Investor Relations, 224 Airport Parkway, San Jose, CA 95110, or by calling (408) 947-6900.

PARTICIPANTS IN THE SOLICITATION

CVBF, Heritage, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CVBF’s shareholders or Heritage’s shareholders in connection with the proposed merger under the rules of the SEC.

Information regarding CVBF’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in CVBF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 28, 2025 (available here); in the sections entitled “Board Oversight and Structure,” “Our Executive Officers,” “The Nominees” “Certain Relationships and Related Person Transactions,” “Director Compensation,” “Compensation Arrangements with our President and Chief Executive Officer,” “Compensation Arrangements with our Other Named Executive Officers,” “Summary of Compensation Table” and “How Much Stock Do CVB Financial Corp.’s Directors and Executive Officers Own” in CVBF’s definitive proxy statement relating to its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2025 (available here); in the Form 8-K filed with the SEC on October 23, 2025 regarding the election of a new director (available here); and in other documents filed by CVBF with the SEC. Information regarding Heritage’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Heritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 10, 2025 (available here); in the sections entitled “The Board and Corporate Governance,” “Director Compensation,” “Our Executive Officers,” “Executive Compensation,” “Beneficial Ownership of Common Stock,” and “Transactions with Management” in Heritage’s definitive proxy statement relating to its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 7, 2025 (available here); and in other documents filed by Heritage with the SEC, and in each case, in particular, the discussion of “Risk Factors” set forth in such filings.

To the extent holdings of CVBF’s common stock by the CVBF directors and executive officers, or holdings of Heritage’s common stock by the Heritage directors and executive officers, have changed from the amounts held by such persons as reflected in the documents described above, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (available at https://www.sec.gov/edgar/browse/?CIK=354647&owner=exclude, in the case of CVBF, and available at https://www.sec.gov/edgar/browse/?CIK=1053352&owner=exclude, in the case of Heritage). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus relating to the proposed merger. Free copies of this document and the above-mentioned Joint Proxy Statement/Prospectus when it becomes available, may be obtained as described in the preceding section titled “Additional Information About the Proposed Merger and Where to Find It.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date: December 23, 2025	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer